UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2005

IMCLONE SYSTEMS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19612	04-2834797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street, New York, New York		10014
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-645-1405

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

ImClone Systems Incorporated (the “Company”) announced on February 15, 2005 that the Compensation and Stock Option Committee of the Company’s Board of Directors had approved inducement grants to Dr. Philip Frost and Dr. Eric Rowinsky of non-qualified stock options to purchase 100,000 and 75,000 shares, respectively, of the Company’s common stock.  These option awards were granted on March 1, 2005 and February 21, 2005, respectively, without shareholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).  The stock options vest ratably over four years and have an exercise price of $43.93 and $42.52, respectively, which is equal to the closing price of the Company’s common stock on the respective date of grant.  The stock options are subject to the same terms as options granted under the Company’s 2002 Stock Option Plan.

The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated, dated February 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED

Date: July 15, 2005	By:	/s/ Erik D. Ramanathan
	Name:	Erik D. Ramanathan
	Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated, dated February 15, 2005.